UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816/860-7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Board Announces 5.7 Percent Increase of Quarterly Cash Dividend

Kansas City, Mo. (October 27, 2009) - UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, announced an increase in its quarterly cash dividend to 18.5 cents per share, payable on January 4, 2010 to shareholders of record at the close of business on December 11, 2009. This represents a 5.7 percent increase, and the ninth dividend increase since July 2003 with a total quarterly dividend increase of 85 percent.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 135 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. Visit umb.com for more company information.

###